                             FORM OF AMENDMENT NO. 4
                                       TO
                         INVESTMENT MANAGEMENT AGREEMENT


         FORM OF AMENDMENT NO. 4 to Investment Management Agreement ("Amendment No. 4"), dated as of August 30, 1999, between EQ Advisors Trust, a Delaware business trust (the "Trust") and EQ Financial Consultants, Inc., a Delaware corporation ("EQ Financial")

         The Trust and EQ Financial agree to modify and amend the Investment Management Agreement dated as of April 14, 1997 (the "Original Agreement"), as amended by Amendment No. 1, dated as of December 9, 1997, Amendment No. 2, dated as of December 31, 1998 and Amendment No. 3 dated as of April 30, 1999 (the Original Agreement, together with such Amendments, the "Agreement") as follows:

         1. New Portfolios. The Trust hereby appoints EQ Financial as the investment manager of the Alliance Money Market Portfolio, Alliance Intermediate Government Securities Portfolio, Alliance Quality Bond Portfolio, Alliance High Yield Portfolio, Alliance Balanced Portfolio, Alliance Conservative Investors Portfolio, Alliance Growth Investors Portfolio, Alliance Common Stock Portfolio, Alliance Equity Index Portfolio, Alliance Growth And Income Portfolio, Alliance Aggressive Stock Portfolio, Alliance Small Cap Growth Portfolio, Alliance Global Portfolio, Alliance International Portfolio, and Calvert Socially Responsible Portfolio (collectively, the "New Portfolios") on the terms and conditions contained in the Agreement.

         2. Duration of Agreement.

                  (a) With respect to each Portfolio specified in Appendix A to the Original Agreement, the Agreement will continue in effect until April 14, 2000 and may be continued thereafter pursuant to subsection (f) below.

                  (b) With respect to the JPM Core Bond Portfolio, the BT Small Company Index Portfolio, the BT International Index Portfolio and the BT Equity 500 Index Portfolio, the Agreement will continue in effect until December 31, 1999 and may be continued thereafter pursuant to subsection (f) below.

                  (c) With respect to the MFS Growth with Income Portfolio, the EQ/Evergreen Foundation Portfolio and the EQ/Evergreen Portfolio, the Agreement will continue in effect until December 31, 2000 and may be continued thereafter pursuant to subsection (f) below.

                  (d) With respect to the EQ/Alliance Premier Growth Portfolio, the Capital Guardian Research Portfolio, the Capital Guardian U.S. Equity Portfolio and the Capital Guardian International Portfolio, the Agreement will continue in effect until April 30, 2001 and may be continued thereafter pursuant to subsection (f) below.

                  (e) With respect to the New Portfolios, the Agreement will continue in effect until September 1, 2002 and may be continued thereafter pursuant to subsection (f) below.

                  (f) With respect to each Portfolio this Agreement shall continue in effect annually after the date specified in subsection (a), (b), (c) or (d), as the case may be, only so long as such continuance is specifically approved at least annually either by the Board of Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Trust, provided that in either event such continuance shall also be approved by a vote of a majority of the Trustees of the Trust who are not interested persons of any party to the Agreement, cast in person at a meeting called for the purpose of voting on such approval.

         3. Appendix A. Appendix A to the Agreement, setting forth the Portfolios of the Trust for which EQ Financial is appointed as the investment manager, is hereby replaced in its entirety by Appendix A attached hereto.

         4. Appendix B. Appendix B to the Agreement, setting forth the fees payable to EQ Financial with respect to each Portfolio, is hereby replaced in its entirety by Appendix B attached hereto.

         5. Year 2000 Preparedness. EQ Financial represents and warrants that The Equitable Life Assurance Society of the United States ("Equitable"), EQ Financial's sole shareholder, has adopted a written plan (the "Plan"), for Year 2000 compliance for the correct operation of its computer systems and the computer systems, if any, of its subsidiaries, including EQ Financial (the "Equitable Computer Systems"), that the Plan provides for the identification, testing and, where appropriate, upgrading of the Equitable Computer Systems in accordance with reasonable industry standards, so that both the Equitable Computer Systems and their interfaces with third party computer systems will function accurately and without interruption before, during and after December 31, 1999, that Equitable is actively in the process of implementing the Plan and that EQ Financial presently has no reason to believe that the Equitable Computer Systems and their interfaces with third party computer systems will not be able to function accurately and without interruption before, during and after such date. EQ Financial covenants that Equitable will continue to implement the Plan and take such other steps as may be necessary and appropriate to be Year 2000 compliant in a timely and efficient manner and will promptly notify the Board of Trustees of the Trust of any Year 2000 compliance problems and the nature thereof on or before September 1, 1999 if EQ Financial determines that the Equitable Computer Systems are not or is not likely to be Year 2000 compliant in a timely and efficient manner. EQ Financial further represents and warrants that it will provide the Board of Trustees at each Board meeting held during calendar year 1999 and as appropriate in calendar year 2000 with detailed reports as to the Year 2000 preparedness of the Equitable Computer Systems. The failure of the Equitable Computer Systems to be Year 2000 compliant shall not be deemed to be a force majeure event or provide a defense to performance hereunder.

         Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 4 as of the date first above set forth.


EQ ADVISORS TRUST                  EQ FINANCIAL CONSULTANTS, INC.


By: /s/ Peter D. Noris             By: Michael S. Martin
   ---------------------              -------------------------
   Peter D. Noris                     Michael S. Martin
   President and Trustee              Chairman of the Board and
                                      Chief Executive Officer

                                   APPENDIX A
                                       TO
                             FORM OF AMENDMENT NO. 4
                                       TO
                         INVESTMENT MANAGEMENT AGREEMENT


                                   Portfolios

                  Portfolios In Original Agreement:

                           EQ/Putnam Balanced Portfolio
                           EQ/Putnam Growth & Income Value Portfolio
                           EQ/Putnam International Equity Portfolio
                           EQ/Putnam Investors Growth Portfolio
                           Merrill Lynch Basic Value Equity Portfolio
                           Merrill Lynch World Strategy Portfolio
                           MFS Emerging Growth Companies Portfolio
                           MFS Research Portfolio
                           Morgan Stanley Emerging Markets Equity Portfolio
                           T. Rowe Price Equity Income Portfolio
                           T. Rowe Price International Stock Portfolio
                           Warburg Pincus Small Company Value Portfolio

                  Portfolios Added by Amendment No. 1:

                           BT Equity 500 Index Portfolio
                           BT International Equity Index Portfolio
                           BT Small Company Index Portfolio
                           JPM Core Bond Portfolio
                           Lazard Large Cap Value Portfolio
                           Lazard Small Cap Value Portfolio

                  Portfolios Added by Amendment No. 2:

                           EQ/Evergreen Foundation Portfolio
                           EQ/Evergreen Portfolio
                           MFS Growth with Income Portfolio

                  Portfolios Added by Amendment No. 3:

                           EQ/Alliance Premier Growth Portfolio
                           Capital Guardian Research Portfolio
                           Capital Guardian U.S. Equity Portfolio
                           Capital Guardian International Portfolio

                  Portfolios Added by Form of Amendment No. 4:

                           Alliance Money Market Portfolio
                           Alliance Intermediate Government Securities Portfolio Alliance Quality Bond Portfolio
                           Alliance High Yield Portfolio
                           Alliance Balanced Portfolio
                           Alliance Conservative Investors Portfolio
                           Alliance Growth Investors Portfolio
                           Alliance Common Stock Portfolio
                           Alliance Equity Index Portfolio
                           Alliance Growth And Income Portfolio
                           Alliance Aggressive Stock Portfolio
                           Alliance Small Cap Growth Portfolio
                           Alliance Global Portfolio
                           Alliance International Portfolio
                           Calvert Socially Responsible Portfolio

                                   APPENDIX B
                                       TO
                             FORM OF AMENDMENT NO. 4
                                       TO
                         INVESTMENT MANAGEMENT AGREEMENT


         The Trust shall pay the Manager, at the end of each calendar month, compensation computed daily at an annual rate equal to the following:

Portfolio                                                          Management Fee
BT Equity 500 Index Portfolio                                      .25% of the Portfolio's average daily net assets

BT International Equity Index Portfolio                            .35% of the Portfolio's average daily net assets

BT Small Company Index Portfolio                                   .25% of the Portfolio's average daily net assets

EQ/Alliance Premier Growth Portfolio                               .90% of the Portfolio's average daily net assets

Capital Guardian International Portfolio                           .75% of the Portfolio's average daily net assets

Capital Guardian Research Portfolio                                .65% of the Portfolio's average daily net assets

Capital Guardian U.S. Equity Portfolio                             .65% of the Portfolio's average daily net assets

EQ/Evergreen Foundation Portfolio                                  .63% of the Portfolio's average daily net assets

EQ/Evergreen Portfolio                                             .75% of the Portfolio's average daily net assets

EQ/Putnam Balanced Portfolio                                       .55% of the Portfolio's average daily net assets

EQ/Putnam Growth & Income Value Portfolio                          .55% of the Portfolio's average daily net assets

EQ/Putnam International Equity Portfolio                           .70% of the Portfolio's average daily net assets

EQ/Putnam Investors Growth Portfolio                               .55% of the Portfolio's average daily net assets

JPM Core Bond Portfolio                                            .45% of the Portfolio's average daily net assets

Lazard Large Cap Value Portfolio                                   .55% of the Portfolio's average daily net assets

Lazard Small Cap Value Portfolio                                   .80% of the Portfolio's average daily net assets

Merrill Lynch Basic Value Equity Portfolio                         .55% of the Portfolio's average daily net assets

Merrill Lynch World Strategy Portfolio                             .70% of the Portfolio's average daily net assets

MFS Growth with Income Portfolio                                   .55% of the Portfolio's average daily net assets

MFS Emerging Growth Companies Portfolio                            .55% of the Portfolio's average daily net assets

MFS Research Portfolio                                             .55% of the Portfolio's average daily net assets


Morgan Stanley Emerging Markets Equity Portfolio                  1.15% of the Portfolio's average daily net assets

T. Rowe Price Equity Income Portfolio                              .55% of the Portfolio's average daily net assets

T. Rowe Price International Stock Portfolio                        .75% of the Portfolio's average daily net assets

Warburg Pincus Small Company Value Portfolio                       .65% of the Portfolio's average daily net assets

Calvert Socially Responsible Portfolio                             .65% of the Portfolio's average net daily assets

Alliance Money Market Portfolio                                    .35% of the Portfolio's average net daily assets

Alliance Intermediate Government Securities Portfolio              .50% of the Portfolio's average net daily assets

Alliance Quality Bond Portfolio                                    .53% of the Portfolio's average net daily assets

Alliance High Yield Portfolio                                      .60% of the Portfolio's average net daily assets

Alliance Balanced Portfolio                                        .41% of the Portfolio's average net daily assets

Alliance Conservative Investors Portfolio                          .48% of the Portfolio's average net daily assets

Alliance Growth Investors Portfolio                                .51% of the Portfolio's average net daily assets

Alliance Common Stock Portfolio                                    .36% of the Portfolio's average net daily assets

Alliance Equity Index Portfolio                                    .31% of the Portfolio's average net daily assets

Alliance Growth And Income Portfolio                               .55% of the Portfolio's average net daily assets

Alliance Aggressive Stock Portfolio                                .54% of the Portfolio's average net daily assets

Alliance Small Cap Growth Portfolio                                .90% of the Portfolio's average net daily assets

Alliance Global Portfolio                                          .64% of the Portfolio's average net daily assets

Alliance International Portfolio                                   .90% of the Portfolio's average net daily assets